                                                                   EXHIBIT 99(a)

CORPORATE OFFICE                                        [AMETEK NEWS LOGO]
37 North Valley Road, Building 4, P.O. Box 1764, PAOLI, PA 19301-0801

Contact: William J. Burke (610) 889-5249

                    AMETEK ACHIEVES RECORD QUARTERLY RESULTS
                --NET INCOME UP 27%, RAISES FULL YEAR ESTIMATES--

Paoli, PA, July 21, 2004 -- AMETEK Inc. (NYSE: AME) today announced second quarter results that established quarterly records for sales, operating income, net income and diluted earnings per share.

AMETEK's second quarter 2004 sales of $303.9 million were up 10% from the $276.9 million recorded in the second quarter of 2003. Operating income for the second quarter of 2004 was $47.5 million, up 23% from the second quarter of 2003. Net income of $27.7 million was up 27% from last year's second quarter and diluted earnings per share were $.40 per share, up 25% over the same quarter of last year.

"AMETEK performed very well in the second quarter driven by continued solid execution of our Four Growth strategies," commented Frank S. Hermance, AMETEK Chairman and Chief Executive Officer. "Excellent internal growth, operational improvements and the contribution from acquisitions combined to generate quarterly records for sales and earnings."

For the first half of 2004, AMETEK sales increased 9% to $595.3 million from $544.4 million in the same period of 2003. Operating income totaled $91.0 million, a 21% increase from $75.4 million earned in the first half of last year. Net income for the first half of 2004 was $52.3 million, up 26% from $41.5 million in the same period of 2003. Diluted earnings per share were up 23% to $.76 per share for the first half of 2004.

ELECTRONIC INSTRUMENTS GROUP (EIG)

EIG's second quarter 2004 sales were $159.5 million, up 16% from last year's level of $137.4 million. Second quarter group operating income was up 28% to $28.0 million, versus $21.9 million in the same period of 2003. Group operating margins were 17.6%, up from 15.9% in the second quarter of 2003.

"EIG had an excellent quarter," noted Mr. Hermance. "Revenue for the Group was up 16% driven by strength in our process, industrial, and aerospace businesses and the contributions from the Chandler Instruments and Taylor Hobson acquisitions. Operating income was up sharply, driven by the top-line performance and the benefits of our operational excellence initiatives across the Group."

ELECTROMECHANICAL GROUP (EMG)

EMG's sales of $144.4 million were up 4% from $139.5 million in the second quarter of 2003. Second quarter group operating income of $25.0 million was up 15%, versus $21.7 million reported for the same period of 2003. EMG's operating income margin in the second quarter of 2004 was 17.3%, compared with 15.5% in the second quarter of 2003.

                                    --MORE--

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AMETEK ACHIEVES RECORD RESULTS
PAGE 2.

"EMG also had a great quarter. The differentiated businesses performed extremely well with double-digit revenue growth, while our cost driven motor businesses were down slightly. Operating margins jumped 180 basis points as we captured the operating leverage in our differentiated businesses and continued to drive operational improvement across the Group," added Mr. Hermance.

OUTLOOK

Mr. Hermance commented, "We are raising our estimates for the year. We now expect full-year revenues to be up low double-digits on the benefits of our acquisition program and improved internal growth in both Groups. Earnings are expected to be approximately $1.54 to $1.58 per diluted share, an increase of approximately 18% to 22% over 2003."

"Our third quarter 2004 sales are expected to be up low double-digits from last year's third quarter on internal growth in both segments and the contribution from the Taylor Hobson, Hughes-Treitler and Chandler Instruments acquisitions. We expect our earnings to be approximately $.38 to $.40 per diluted share, an increase of approximately 19% to 25% over last year's third quarter," concluded Mr. Hermance.

AMETEK COMPLETES TWO ACQUISITIONS

On July 16, 2004, AMETEK completed the acquisition of the assets of HUGHES-TREITLER MANUFACTURING CORPORATION, a privately held supplier of heat exchangers and thermal management subsystems for the aerospace and defense markets. Hughes-Treitler, located in Garden City, NY, has expected annual sales of approximately $32 million. The purchase price is approximately $48 million in cash.

"We are very excited about the acquisition of Hughes-Treitler," commented Mr. Hermance. "It significantly expands our thermal management product offering to the military and commercial aerospace markets. Hughes-Treitler provides complementary products and serves a number of customers common to our other aerospace and defense businesses. Together with our Rotron and Airtechnology business units, Hughes-Treitler enables AMETEK to provide a broader range of thermal management subsystems to our customers on a global basis."

Hughes-Treitler is a recognized market leader in heat exchangers and other subsystems designed for equipment cooling or maintaining environmental integrity in the commercial and military aerospace industries. Products include air-oil coolers, air-air coolers, surface coolers, ECS evaporator condensers, fuel oil coolers, liquid air heat exchangers, liquid oxygen heat exchangers, and buffer air heat exchangers. These products are used in a variety of applications for airframes, engine and avionics systems on aircraft as well as in military vehicle, marine, space and industrial applications.

On June 18, 2004, AMETEK completed the acquisition of TAYLOR HOBSON HOLDINGS LIMITED (`Taylor Hobson'), a leading manufacturer of ultra-precision measurement instrumentation for a variety of markets, including optics, semiconductors, hard disk drives and nanotechnology research. Taylor Hobson was acquired from funds advised by Permira for a purchase price of approximately 51 million British pound sterling ($94 million), net of cash received. With its headquarters in Leicester, England, Taylor Hobson has expected 2004 sales of approximately
38 million British pound sterling ($70 million).

                                    --MORE--

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AMETEK ACHIEVES RECORD RESULTS
PAGE 3.

"We are pleased with our acquisition of Taylor Hobson," commented Mr. Hermance. "This is a highly differentiated business, focusing on the most complex and critical measurements for its customers. Taylor Hobson significantly expands our measurement capabilities into ultra-precision applications and is an excellent fit with our strategic focus on adding more high-end analytical instrument businesses. With this acquisition, our high-end analytical instrument businesses now total more than $250 million in annual revenue."

"Taylor Hobson's instrumentation is able to measure the shape and finish of surfaces to the sub-nanometer level. This measurement capability is a critical enabling technology to support product development, manufacturing process engineering and quality control. As product geometries continue to shrink, Taylor Hobson's instrumentation becomes even more important," adds Mr. Hermance.

Taylor Hobson designs, manufactures and services a broad array of contact and non-contact instrumentation for ultra-precise measurement applications. These instruments measure surface texture, shape and roundness, dimensions that are critical in many industries including optics, semiconductor, hard disk drive, automotive and bearing manufacturing. Nanotechnology is becoming an increasingly important market for Taylor Hobson's technology and represents AMETEK's first entry into this exciting area.

CONFERENCE CALL

AMETEK, Inc. will Web cast it's Second Quarter 2004 investor conference call on Wednesday, July 21, 2004, beginning at 8:30 AM ET. The live audio Web cast will be available at www.ametek.com/investors and at www.streetevents.com. To access the Web cast from ametek.com, click on the Audio Conference Call link. The call will be archived at www.ametek.com/investors. To access the audio archive, click on the Audio Conference Call link in the Investors Section.

CORPORATE PROFILE

AMETEK is a leading global manufacturer of electronic instruments and electric motors with annualized sales of more than $1.2 billion. AMETEK's Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions & Alliances, Global & Market Expansion and New Products. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 Index and the Russell 1000 Index.

FORWARD-LOOKING INFORMATION

Statements in this news release that are not historical are considered "forward-looking statements" and are subject to change based on various factors and uncertainties that may cause actual results to differ significantly from expectations. Those factors are contained in AMETEK's Securities and Exchange Commission filings.

                                      # # #
                         (Financial Information Follows)

                                  AMETEK, INC.
                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS ENDED         SIX MONTHS ENDED
                                                             JUNE 30,                  JUNE 30,
                                                      ----------------------    ----------------------
                                                        2004         2003         2004         2003
                                                      ---------    ---------    ---------    ---------
NET SALES                                             $ 303,917    $ 276,870    $ 595,340    $ 544,401
                                                      ---------    ---------    ---------    ---------
EXPENSES:
 Cost of sales, excluding depreciation                  215,583      201,285      423,945      396,349
 Selling, general and administrative                     31,952       28,252       62,842       55,567
 Depreciation                                             8,902        8,593       17,576       17,068
                                                      ---------    ---------    ---------    ---------
  Total expenses                                        256,437      238,130      504,363      468,984
                                                      ---------    ---------    ---------    ---------
OPERATING INCOME                                         47,480       38,740       90,977       75,417
Other income (expenses):
 Interest expense                                        (6,724)      (6,335)     (13,135)     (12,967)
 Other, net                                                 289         (212)         (37)      (1,099)
                                                      ---------    ---------    ---------    ---------
Income before income taxes                               41,045       32,193       77,805       61,351
Provision for income taxes                               13,378       10,377       25,474       19,817
                                                      ---------    ---------    ---------    ---------
NET INCOME                                            $  27,667    $  21,816    $  52,331    $  41,534
                                                      =========    =========    =========    =========
DILUTED EARNINGS PER SHARE (a)                        $    0.40    $    0.32    $    0.76    $    0.62
                                                      =========    =========    =========    =========
BASIC EARNINGS PER SHARE (a)                          $    0.41    $    0.33    $    0.78    $    0.63
                                                      =========    =========    =========    =========
AVERAGE COMMON SHARES OUTSTANDING (a):
 Diluted shares                                          68,914       67,154       68,783       67,223
                                                      =========    =========    =========    =========
 Basic shares                                            67,569       65,781       67,373       65,873
                                                      =========    =========    =========    =========
Dividends per share (a)                               $    0.06    $    0.03    $    0.12    $    0.06
                                                      =========    =========    =========    =========

(a) Amounts for 2003 have been restated to reflect a two-for-one stock split effective February 27, 2004.

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                                  AMETEK, INC.
                   INFORMATION BY BUSINESS SEGMENT (UNAUDITED)
                                 (IN THOUSANDS)

                                                         THREE MONTHS ENDED        SIX MONTHS ENDED
                                                             JUNE 30,                  JUNE 30,
                                                      ----------------------    ----------------------
                                                        2004         2003         2004         2003
                                                      ---------    ---------    ---------    ---------
          NET SALES
Electronic Instruments                                $ 159,519    $ 137,363    $ 310,165    $ 270,964
Electromechanical                                       144,398      139,507      285,175      273,437
                                                      ---------    ---------    ---------    ---------
  Total Consolidated                                  $ 303,917    $ 276,870    $ 595,340    $ 544,401
                                                      =========    =========    =========    =========
       OPERATING INCOME
Electronic Instruments                                $  28,011    $  21,885    $  54,132    $  41,867
Electromechanical                                        25,025       21,690       48,349       43,491
                                                      ---------    ---------    ---------    ---------
  Total segments                                         53,036       43,575      102,481       85,358
Corporate and other                                      (5,556)      (4,835)     (11,504)      (9,941)
                                                      ---------    ---------    ---------    ---------
    Total Consolidated                                $  47,480    $  38,740    $  90,977    $  75,417
                                                      =========    =========    =========    =========

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                                  AMETEK, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                     JUNE 30,      December 31,
                                                       2004           2003
                                                    -----------    ------------
                                                    (UNAUDITED)
ASSETS

Current assets:
   Cash, cash equivalents
     and marketable securities                      $    35,538    $     22,886
   Receivables, net                                     218,649         189,010
   Inventories                                          164,069         143,359
   Other current assets                                  24,695          26,811
                                                    -----------    ------------
      Total current assets                              442,951         382,066

Property, plant and equipment, net                      209,288         213,622
Goodwill, net                                           581,763         506,964
Other intangibles, investments and other assets         116,268         112,195
                                                    -----------    ------------
      Total assets                                  $ 1,350,270    $  1,214,847
                                                    ===========    ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Short-term borrowings and current
     portion of long-term debt                      $    48,120    $    106,774
   Accounts payable and accruals                        220,392         182,457
                                                    -----------    ------------
      Total current liabilities                         268,512         289,231

Long-term debt                                          414,051         317,674
Deferred income taxes and
   other long-term liabilities                           84,273          78,812
Stockholders' equity                                    583,434         529,130
                                                    -----------    ------------
      Total liabilities and stockholders' equity    $ 1,350,270    $  1,214,847
                                                    ===========    ============